Exhibit 99.1

FOR IMMEDIATE RELEASE                                                            Contact:

Mike Van Handel
+1.414.906.6305
michael.vanhandel@manpowergroup.com

ManpowerGroup Reports 4th Quarter and Full Year 2012 Results

    MILWAUKEE, January 30, 2013 -- ManpowerGroup (NYSE: MAN) today reported net earnings of 68 cents per diluted share for the three months ended December 31, 2012 compared to 78 cents per share in the prior period. The net earnings in the quarter were $53.3 million compared to $63.6 million a year earlier. Revenues for the fourth quarter totaled $5.2 billion, a decrease of 5 percent from the year earlier period, or a decrease of 4 percent in constant currency.

Included in the current year fourth quarter results is a reorganization charge, primarily related to office consolidations and severance costs of $26.6 million ($18.3 million after tax or 23 cents per diluted share). Included in the prior year fourth quarter is a reorganization charge of $20.5 million ($16.3 million after tax or 20 cents per diluted share). Excluding these charges, net earnings per diluted share for the three months ended December 31, 2012 declined 7 percent to 91 cents per share compared to 98 cents per share in the year earlier period. Fourth quarter results were unfavorably impacted by 1 cent per diluted share as foreign currencies were relatively weaker compared to the prior year.

“We finished 2012 with a solid fourth quarter performance. Our team was able to achieve a modest revenue increase compared to the third quarter while pursuing strong price discipline and intense expense management. Our free cash flow was strong, aided by good collection activity. All offerings performed well, with ManpowerGroup Solutions and Right Management leading the way with revenue growing 7 percent in constant currency.

“We remain appropriately optimistic as we look into 2013. We are on guard for potential disruption in all markets, particularly Europe, but at this time we do not anticipate any dramatic negatives. Our first quarter is traditionally a seasonally challenging period and given the tepid demand environment, we are anticipating the first quarter of 2013 diluted earnings per share to be in the range of 40 cents to 48 cents before reorganization charges.”

Net earnings per diluted share for the year ended December 31, 2012 was $2.47 compared to $3.04 per diluted share in 2011. Net earnings were $197.6 million compared to $251.6 million in the prior year. Revenues for the year were $20.7 billion, a decrease of 6 percent from the prior year, or 1 percent in constant currency.

Earnings for the full year 2012 include reorganization costs and legal settlement costs of 48 cents per diluted share. Earnings in the prior year include reorganization costs of 20 cents per diluted share. Excluding these charges, net earnings per diluted share for 2012 declined 9 percent to $2.95 per share compared to $3.24 the prior year. Additionally, 2012 results were unfavorably impacted by 15 cents per diluted share due to changes in foreign currencies compared to the prior year.

In conjunction with its fourth quarter and full year earnings release, ManpowerGroup will broadcast its conference call live over the Internet on January 30, 2013 at 7:30 a.m. CT (8:30 a.m. ET). Interested parties are invited to listen to the webcast and view the presentation by logging on to http://www.manpowergroup.com/investors.

Supplemental financial information referenced in the conference call can be found at http://www.manpowergroup.com/investors.

About ManpowerGroup™
ManpowerGroup™ (NYSE: MAN), the world leader in innovative workforce solutions, creates and delivers high-impact solutions that enable our clients to achieve their business goals and enhance their competitiveness. With over 60 years of experience, our $21 billion company creates unique time to value through a comprehensive suite of innovative solutions that help clients win in the Human Age. These solutions cover an entire range of talent-driven needs from recruitment and assessment, training and development, and career management, to outsourcing and workforce consulting. ManpowerGroup maintains the world's largest and industry-leading network of 3,500 offices in 80 countries and territories, generating a dynamic mix of an unmatched global footprint with valuable insight and local expertise to meet the needs of its 400,000 clients per year, across all industry sectors, small and medium-sized enterprises, local, multinational and global companies. By connecting our deep understanding of human potential to the ambitions of clients, ManpowerGroup helps the organizations and individuals we serve achieve more than they imagined — because their success leads to our success. And by creating these powerful connections, we create power that drives organizations forward, accelerates personal success and builds more sustainable communities. We help power the world of work. The ManpowerGroup suite of solutions is offered through ManpowerGroup™ Solutions, Manpower®, Experis™ and Right Management®. Learn more about how ManpowerGroup can help you win in the Human Age at www.manpowergroup.com.

ManpowerGroup is the most trusted brand in the industry, and was once again the only company in our industry to be named to the Ethisphere Institute's 2012 World's Most Ethical Companies list for our proven commitment to ethical business practices, including an outstanding commitment to ethical leadership, compliance practices and corporate social responsibility.

In January 2011, at the World Economic Forum Annual Meeting in Davos, Switzerland, ManpowerGroup announced the world has entered the Human Age, where talent has replaced capital as the key competitive differentiator. This concept of talentism as the new capitalism continues to resonate and was echoed as a core theme of the 2012 Annual Meeting of the World Economic Forum in Davos. Learn more about this new age at www.manpowergroup.com/humanage

Gain access to ManpowerGroup's extensive thought leadership papers, annual Talent Shortage surveys and the Manpower Employment Outlook Survey, one of the most trusted indices of employment activity in the world, via the ManpowerGroup World of Work Insight iPad application. This thought leadership app explores the challenges faced by employers navigating the changing world of work and provides in-depth commentary, analysis, insight and advice on strategies for success.

Follow ManpowerGroup Chairman and CEO Jeff Joerres on Twitter: twitter.com/manpowergroupjj. Joerres is one of only 20 Fortune 500 CEOs who leverages a Twitter account to get his message out.

Forward-Looking Statements
This news release contains statements, including earnings projections, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements. Factors that may cause the Company’s actual results to differ materially from those contained in the forward-looking statements can be found in the Company’s reports filed with the SEC, including the information under the heading ‘Risk Factors’ in its Annual Report on Form 10-K for the year ended December 31, 2011, which information is incorporated herein by reference.

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ManpowerGroup
Results of Operations
(In millions, except per share data)

	Three Months Ended December 31
			% Variance
			Amount	Constant
	2012	2011	Reported	Currency
	(Unaudited)
Revenues from services (a)	$5,202.6	$5,484.0	-5.1%	-3.5%
Cost of services	4,325.9	4,548.8	-4.9%	-3.2%
Gross profit	876.7	935.2	-6.3%	-4.9%
Selling and administrative expenses	771.8	805.4	-4.2%	-2.8%
Operating profit	104.9	129.8	-19.1%	-17.5%
Interest and other expenses	10.1	10.4	-2.6%
Earnings before income taxes	94.8	119.4	-20.6%	-19.0%
Provision for income taxes	41.5	55.8	-25.6%
Net earnings	$53.3	$63.6	-16.2%	-14.5%
Net earnings per share - basic	$0.68	$0.79	-13.9%
Net earnings per share - diluted	$0.68	$0.78	-12.8%	-11.5%
Weighted average shares - basic	78.1	80.8	-3.4%
Weighted average shares - diluted	78.6	81.4	-3.4%

(a) Revenues from services include fees received from our franchise offices of $6.0 million and $6.4 million for the three months ended December 31, 2012 and 2011, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $257.4 million and $257.2 million for the three months ended December 31, 2012 and 2011, respectively.

ManpowerGroup
Operating Unit Results
(In millions)

	Three Months Ended December 31
			% Variance
			Amount	Constant
	2012	2011	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$750.7	$765.9	-2.0%	-2.0%
Other Americas	405.4	389.8	4.0%	4.1%
	1,156.1	1,155.7	0.0%	0.1%
Southern Europe:
France	1,314.2	1,511.0	-13.0%	-9.5%
Italy	268.5	305.3	-12.0%	-8.5%
Other Southern Europe	194.0	196.3	-1.2%	2.2%
	1,776.7	2,012.6	-11.7%	-8.2%
Northern Europe	1,487.2	1,540.9	-3.5%	-2.8%
APME	697.7	695.0	0.4%	1.4%
Right Management	84.9	79.8	6.3%	6.5%
	$5,202.6	$5,484.0	-5.1%	-3.5%

Operating Unit Profit (Loss):
Americas:
United States	$21.7	$26.1	-16.9%	-16.9%
Other Americas	13.9	12.1	13.9%	11.1%
	35.6	38.2	-7.1%	-7.9%
Southern Europe:
France	18.0	20.5	-12.0%	-7.7%
Italy	8.9	19.7	-54.9%	-52.0%
Other Southern Europe	1.4	2.9	-50.1%	-49.1%
	28.3	43.1	-34.2%	-30.7%
Northern Europe	34.2	51.8	-33.9%	-33.6%
APME	28.5	21.7	31.2%	33.0%
Right Management	8.2	(5.6)	N/A	N/A
	134.8	149.2
Corporate expenses	(38.3)	(30.7)
Intangible asset amortization expense	(9.3)	(10.0)
Reclassification of French business tax	17.7	21.3
Operating profit	104.9	129.8	-19.1%	-17.5%
Interest and other expenses (b)	(10.1)	(10.4)
Earnings before income taxes	$94.8	$119.4

(a) In the United States, revenues from services include fees received from our franchise offices of $3.7 million and $3.8 million for the three months ended December 31, 2012 and 2011, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $170.9 million and $167.5 million for the three months ended December 31, 2012 and 2011, respectively.

(b) The components of interest and other expenses were:
	2012	2011
Interest expense	$10.7	$10.3
Interest income	(1.9)	(2.3)
Foreign exchange losses	0.3	0.8
Miscellaneous expense, net	1.0	1.6
	$10.1	$10.4

ManpowerGroup
Results of Operations
(In millions, except per share data)

	Year Ended December 31
			% Variance
			Amount	Constant
	2012	2011	Reported	Currency
	(Unaudited)
Revenues from services (a)	$20,678.0	$22,006.0	-6.0%	-1.4%
Cost of services	17,236.0	18,299.7	-5.8%	-1.1%
Gross profit	3,442.0	3,706.3	-7.1%	-3.0%
Selling and administrative expenses	3,030.3	3,182.1	-4.8%	-0.8%
Operating profit	411.7	524.2	-21.5%	-16.5%
Interest and other expenses	43.3	44.3	-2.3%
Earnings before income taxes	368.4	479.9	-23.2%	-18.2%
Provision for income taxes	170.8	228.3	-25.2%
Net earnings	$197.6	$251.6	-21.5%	-16.3%
Net earnings per share - basic	$2.49	$3.08	-19.2%
Net earnings per share - diluted	$2.47	$3.04	-18.8%	-14.1%
Weighted average shares - basic	79.5	81.6	-2.7%
Weighted average shares - diluted	80.1	82.8	-3.3%

(a) Revenues from services include fees received from our franchise offices of $23.9 million and $25.2 million for the years ended December 31, 2012 and 2011, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $1,051.8 million and $1,075.2 million for the years ended December 31, 2012 and 2011, respectively.

ManpowerGroup
Operating Unit Results
(In millions)

	Year Ended December 31
			% Variance
			Amount	Constant
	2012	2011	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$3,010.5	$3,137.3	-4.0%	-4.0%
Other Americas	1,585.4	1,512.1	4.8%	9.9%
	4,595.9	4,649.4	-1.2%	0.5%
Southern Europe:
France	5,425.6	6,179.1	-12.2%	-4.6%
Italy	1,056.8	1,255.8	-15.8%	-8.9%
Other Southern Europe	768.5	776.9	-1.1%	6.9%
	7,250.9	8,211.8	-11.7%	-4.2%
Northern Europe	5,773.9	6,159.4	-6.3%	-1.3%
APME	2,728.8	2,661.7	2.5%	3.1%
Right Management	328.5	323.7	1.5%	3.4%
	$20,678.0	$22,006.0	-6.0%	-1.4%

Operating Unit Profit (Loss):
Americas:
United States	$60.8	$94.1	-35.4%	-35.4%
Other Americas	50.6	47.8	5.7%	9.1%
	111.4	141.9	-21.6%	-20.4%
Southern Europe:
France	56.7	85.2	-33.4%	-26.6%
Italy	45.4	74.1	-38.7%	-33.4%
Other Southern Europe	10.1	10.8	-6.8%	1.0%
	112.2	170.1	-34.0%	-27.8%
Northern Europe	159.8	212.6	-24.8%	-21.0%
APME	90.7	78.8	15.2%	16.2%
Right Management	13.4	(1.4)	N/A	N/A
	487.5	602.0
Corporate expenses	(112.0)	(123.1)
Intangible asset amortization expense	(36.7)	(38.9)
Reclassification of French business tax	72.9	84.2
Operating profit	411.7	524.2	-21.5%	-16.5%
Interest and other expenses (b)	(43.3)	(44.3)
Earnings before income taxes	$368.4	$479.9

(a) In the United States, revenues from services include fees received from our franchise offices of $14.6 million and $13.6 million for the years ended December 31, 2012 and 2011. These fees are primarily based on revenues generated by the franchise offices, which were $691.7 million and $646.1 million for the years ended December 31, 2012 and 2011, respectively.

(b) The components of interest and other expenses were:
	2012	2011
Interest expense	$41.8	$42.8
Interest income	(6.6)	(7.3)
Foreign exchange losses	0.9	2.8
Miscellaneous expenses, net	7.2	6.0
	$43.3	$44.3

ManpowerGroup
Consolidated Balance Sheets
(In millions)

	Dec. 31	Dec. 31
	2012	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$648.1	$580.5
Accounts receivable, net	4,179.0	4,181.3
Prepaid expenses and other assets	172.9	176.3
Future income tax benefits	60.6	52.4
Total current assets	5,060.6	4,990.5
Other assets:
Goodwill and other intangible assets, net	1,371.9	1,339.6
Other assets	395.3	395.1
Total other assets	1,767.2	1,734.7
Property and equipment:
Land, buildings, leasehold improvements and equipment	704.1	685.6
Less: accumulated depreciation and amortization	519.3	511.1
Net property and equipment	184.8	174.5
Total assets	$7,012.6	$6,899.7
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,466.5	$1,370.6
Employee compensation payable	210.7	221.9
Accrued liabilities	533.8	520.8
Accrued payroll taxes and insurance	685.7	712.4
Value added taxes payable	472.5	502.3
Short-term borrowings and current maturities of long-term debt	308.0	434.2
Total current liabilities	3,677.2	3,762.2
Other liabilities:
Long-term debt	462.1	266.0
Other long-term liabilities	372.5	388.1
Total other liabilities	834.6	654.1
Shareholders' equity:
Common stock	1.1	1.1
Capital in excess of par value	2,873.2	2,839.9
Retained earnings	1,101.5	971.7
Accumulated other comprehensive income	34.4	35.3
Treasury stock, at cost	(1,509.4)	(1,364.6)
Total shareholders' equity	2,500.8	2,483.4
Total liabilities and shareholders' equity	$7,012.6	$6,899.7

ManpowerGroup
Consolidated Statements of Cash Flows
(In millions)

	Year Ended
	December 31
	2012	2011
	(Unaudited)
Cash Flows from Operating Activities:
Net earnings	$197.6	$251.6
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	100.5	104.4
Deferred income taxes	(11.6)	24.8
Provision for doubtful accounts	29.2	25.9
Share-based compensation	30.0	31.4
Excess tax benefit on exercise of share-based awards	(0.3)	(1.3)
Changes in operating assets and liabilities, excluding the impact of acquisitions:
Accounts receivable	48.3	(417.1)
Other assets	(9.2)	(48.2)
Other liabilities	(52.9)	97.7
Cash provided by operating activities	331.6	69.2
Cash Flows from Investing Activities:
Capital expenditures	(72.0)	(64.9)
Acquisitions of businesses, net of cash acquired	(49.0)	(49.0)
Proceeds from sales of property and equipment	3.7	4.4
Cash used in investing activities	(117.3)	(109.5)
Cash Flows from Financing Activities:
Net change in short-term borrowings	(6.7)	15.6
Proceeds from long-term debt	751.6	0.8
Repayments of long-term debt	(703.2)	(1.1)
Proceeds from share-based awards	6.0	29.5
Other share-based award transactions, net	(6.3)	1.3
Repurchases of common stock	(138.2)	(104.5)
Dividends paid	(67.8)	(65.1)
Cash used in financing activities	(164.6)	(123.5)
Effect of exchange rate changes on cash	17.9	(28.3)
Change in cash and cash equivalents	67.6	(192.1)
Cash and cash equivalents, beginning of period	580.5	772.6
Cash and cash equivalents, end of period	$648.1	$580.5